Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 5, 2011 of our report dated July 12, 2010 with respect to the consolidated financial statements of Eliokem International SAS as of and for the years ended December 31, 2009, 2008 and 2007, appearing in OMNOVA Solutions Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2010.

July 5, 2011

/s/ Deloitte & Associes

DELOITTE & ASSOCIES

Neuilly-sur-Seine, France